Exhibit 4.22

Exclusive Option Agreement

The Exclusive Option Agreement (“the Agreement”) is concluded in Shanghai on September 25th, 2020 by the following both parties:

1.                            Shanghai Lightinthebox Information Technology Co., Ltd., a wholly foreign-owned enterprise incorporated in the PRC, registered address: Room 378, No.588, West Huanhu No. 2 Road, China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area (“Sole-funded Company”);

2.         Fu Qianneng, ID No.: (                              );

3.                          Zhu Jing, ID No.: (                              ); (collectively, together with Fu Qianneng, “existing shareholders”);

4.                            Chongqing Rui Zhihe E-commerce Co., Ltd., a limited liability company incorporated and validly existing under the laws of the PRC, registered address: Room 15-27, 35/F, Office Building 5, No.1 Ao Ti Road, Jiulongpo District, Chongqing (“Domestic Company”).

The Sole-funded Company, each existing shareholder and the Domestic Company are referred to herein individually as “one party” and collectively as the “parties”.

Whereas:

(1)         The existing shareholders hold 100% equity interest of the Domestic Company in total, among which Fu Qianneng holds 95% equity of the Domestic Company and Zhu Jing holds 5% equity of the Domestic Company.

(2)         On September 25th, the Sole-funded Company and the Domestic Company entered into the Exclusive Technical Consulting and Service Agreement (“Exclusive Technical Consulting and Service Agreement”). On the same day, the Sole-funded Company and each existing shareholder entered into the Equity Pledge Agreement (“Equity Pledge Agreement”) and a series of agreements.

(3)         To the extent permitted by laws of the PRC, the existing shareholders and the Domestic Company intend to grant the Sole-funded Company and/or one or more persons designated by it the exclusive right to purchase all or part of the equity and/or assets of the Domestic Company at any time, and the Sole-funded Company intends to receive such authorization.

Upon consensus through negotiation, both parties reach the following agreement:

1.              Purchase of equity and assets

1.1.         Grant of right. To the extent permitted by laws (including any laws, regulations, rules, notices, interpretations or other binding documents issued by any national or local legislative, administrative or judicial authority prior to or after the date of the Agreement, hereinafter referred to as the “laws of the PRC”) of the PRC, during the term of the Agreement, pursuant to the steps of exercise determined by the Sole-funded Company at its sole discretion and the price stipulated in Article 1.4 hereof, each existing shareholder hereby irrevocably grants the Sole-funded Company the irrevocable exclusive right (“exclusive equity option”) to purchase or designate one or more persons (the “designee”, shall be (a) Direct or indirect shareholders of the Sole-funded Company and their direct or indirect subsidiaries; (b) the Sole-funded Company, its direct or indirect shareholders and Chinese citizens among directors of their direct or indirect subsidiaries) to purchase all or part of the equity of the Domestic Company held by each existing shareholder from time to time. Except the Sole-funded Company and the designee, no third party enjoys the exclusive equity option. The Domestic Company hereby agrees to the grant of the exclusive equity option to the Sole-funded Company by the existing shareholders. “Person”, referred herein, means individual, corporation, joint venture, partnership, enterprise, trust or unincorporated organization.

To the extent permitted by laws of the PRC, during the term of the Agreement, pursuant to the steps of exercise determined by the Sole-funded Company at its sole discretion and the price stipulated in Article 1.4 hereof, the Domestic Company hereby irrevocably grants the Sole-funded Company the irrevocable exclusive right (“exclusive assets option”, collectively, together with “exclusive equity option” as “exclusive option”) to purchase or cause the designee to purchase all or part of the assets (“purchased assets”) from the Domestic Company.

1.2.         Exclusive right. The exclusive option is the exclusive right enjoyed by the Sole-funded Company. Without the prior written consent of the Sole-funded Company, the Domestic Company shall not sell, offer to sell, transfer, gift, pledge or otherwise dispose of the purchased equity to any other person in whole or in part, or authorize any other person to purchase all or part of the purchased equity; The Domestic Company shall not sell, offer to sell, transfer, gift, pledge or otherwise dispose of the purchased assets to any other person in whole or in part, or authorize any other person to purchase all or part of the purchased assets.

1.3.         Steps of exercise. The Sole-funded Company shall exercise its equity purchase option pursuant to the laws and regulations of the PRC. The Sole-funded Company may determine the time, manner, and frequency for exercising its exclusive option at its own discretion. When exercising its equity purchase option, the Sole-funded Company shall notify the existing shareholders and the Domestic Company in writing (“Equity Purchase Notice”) (in the form and content set out in Annex I hereto), describing the following: (a) The decision of the Sole-funded Company on the exercise of the option; (b) The equity that the Sole-funded Company intends to purchase from the existing shareholders (“target equity”); (c)      Purchase date/equity transfer date.

When exercising its assets purchase option, the Sole-funded Company shall notify the existing shareholders and the Domestic Company in writing (“Assets Purchase Notice”,  together with “Equity Purchase Notice”, collectively, hereinafter referred to as “Option Notice”) (in the form and content set out in Annex II hereto), describing the following: (a) The decision of the Sole-funded Company on the exercise of the option; (b) The assets that the Sole-funded Company intends to purchase from the existing shareholders (the “target assets”); (c) Purchase date/assets transfer date.

1.4.         Purchase price. Except an assessment required by laws, when exercising the exclusive option by the Sole-funded Company, the price of the purchased equity (“equity purchase price”) shall be the minimum price allowed by laws of the PRC in force at equity transfer; The price of the purchased assets (“assets purchase price”) shall be the net book value of the purchased assets. However, if the minimum price allowed by laws of the PRC at that time is higher than the net book value of the purchased assets, the assets purchase price shall be the minimum price allowed by laws of the PRC. The Domestic Company agrees, if the total purchase price the Sole-funded Company pays for the equity or assets is over the amount which the existing shareholders invest to the Domestic Company and the Domestic Company receives the aforementioned total price, it shall return, pursuant to the request of the Sole-funded Company, the balance to the Solefunded Company or any person designated by it in a legal process.

1.5.         Exercise of rights. Where the Sole-funded Company exercises its exclusive option, to make the transfer of equity/assets consistent with the provisions of the Agreement and relevant laws in essence and procedure, the existing shareholders and the Domestic Company undertake to be obliged to take the following actions, individually or jointly:

(a)            Within seven workdays upon receipt of the purchase notice, the existing shareholders and the Domestic Company shall, in accordance with the Agreement and the Purchase Notice, make and sign all necessary documents, including the equity/assets transfer contract, with respect to the purchased equity/assets transfer, and transfer the purchased equity/assets to the Sole-funded Company and/or the designee by one time;

(b)            The existing shareholders shall instruct the Domestic Company to convene a shareholders’ meeting in a timely manner, at which the resolution for approving the transfer of equity/assets to the Sole-funded Company and/or the designee by the existing shareholders or the Domestic Company shall be passed;

(c)             With respect to the transfer of the purchased equity, if necessary, the existing shareholders and the Domestic Company shall sign the Equity Transfer Agreement (“Equity Transfer Agreement”) in the form set out in Annex III hereto. In the event of other provisions on the content and form of the Equity Transfer Agreement in laws of the PRC, laws of the PRC shall prevail. The closing (subject to the completion of registration of changes in industry and commerce by the industrial and commercial administrative department) of the purchased equity shall not be later than the fifteenth workday after the receipt of the Equity Purchase Notice by the existing shareholders and the Domestic Company, unless otherwise stipulated by each party as the case may be;

(d)            At the date of the Agreement, the existing shareholders and the Domestic Company shall also sign one or more Power of Attorney in the content and form set forth in Annex IV hereto, to authorize any person designated by the Sole-funded Company to sign and deliver the Equity/Assets Transfer Agreement and any other documents set forth herein on behalf of the existing shareholders and the Domestic Company;

(e)             The existing shareholders and the Domestic Company shall take all necessary actions to carry out and complete the relevant approval and registration formalities without delay, to register the purchased equity/assets in the name of the Sole-funded Company and/or the designee effectively without any security interests to them. “Security interest”, referred in the Article and the Agreement, includes a warranty, guarantee, mortgage, pledge, third party right or interest, any equity option, acquisition right, preemptive right, right of set-off, retention of title or other guarantee arrangements, but does not include any security interest arising under the Agreement and the Equity Pledge Agreement (as defined below);

(f)              The existing shareholders and the Domestic Company shall take all necessary actions to avoid disturbing the transfer of the purchased equity/assets in essence and procedure. Except conditions expressly set forth herein, neither the existing shareholders nor the Domestic Company shall impose any impediment or restrictive condition on the transfer of the purchased equity/assets.

1.6.         The parties hereby agree that upon the exercise of the exclusive option by the Sole-funded Company, all transfer prices received by the existing shareholders and/or the Domestic Company for this purpose shall be paid to the Sole-funded Company or its designee for free.

2.              Promises of parties

2.1.         Promises of the Domestic Company. The existing shareholders and the Domestic Company hereby irrevocably undertake:

(a)                     Not to supplement, change or modify the Articles of Association of the Domestic Company in any form, increase or decrease its registered capital, or otherwise change its structure of registered capital, without the prior written consent of the Sole-funded Company or its parent company;

(b)                     Maintain the existence of the Domestic Company and its subsidiaries in accordance with good financial and business standards and practices, operate and deal with affairs prudently and efficiently;

(c)                      Not to sell, transfer, mortgage or otherwise dispose of the legal or beneficiary interest in the assets, business or income of the Domestic Company at any time since the date of the Agreement, or allow to set any other security interest in them, without the prior written consent of the Sole-funded Company or its parent company;

(d)                     Not to generate, succeed, secure or allow any debt without the prior written consent of the Sole-funded Company or its parent company, however, excluding (i) Debts incurred in the normal or ordinary course of business other than by loans; and (ii) Debts that have been disclosed to and approved by the Sole-funded Company in writing;

(e)                      Operate all business in the normal course of business to maintain the asset value of the Domestic Company, and not to have any act / omission which is enough to affect its state of business and asset value;

(f)                       Not to enter into any material contract (including but not limited to contracts with the value exceeding RMB 100,000) without the prior written consent of the Sole-funded Company or its parent company, excluding contracts signed in the normal course of business;

(g)                      Not to provide any loan or credit to any person without the prior written consent of the Sole-funded Company or its parent company;

(h)                     Provide all materials about the operation and financial situation of the Domestic Company to the Sole-funded Company as required by it;

(i)                         Purchase and sustain to hold the insurance from the insurance company accepted by the Sole-funded Company, and the amount and types of the insurance shall be the same as that normally insured by companies operating similar businesses and owning similar property or assets in the same region;

(j)                        Not to merge or combine with, or acquire or invest in any person without the prior written consent of the Sole-funded Company or its parent company;

(k)                     Promptly notify the Sole-funded Company about any lawsuit, arbitration or administrative proceedings that have occurred or may occur in relation to the assets, business or revenue of the Domestic Company;

(l)                         Sign all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or make all necessary and proper defenses against all claims, to maintain the ownership of the Sole-funded Company to all assets of the Domestic Company;

(m)                 Not to pay dividends, distributable interests and/or assets to any shareholders in any form, without the prior written consent of the Sole-funded Company or its parent company; If the existing shareholders have obtained any above interests, they shall notify the Sole-funded Company within three workdays and immediately transfer relevant interests to the Sole-funded Company for free; but the Domestic Company shall immediately distribute all distributable profits to its shareholders once required by the Sole-funded Company; and

(n)                     Appoint the personnel designated or recognized by the Sole-funded Company as the director of the Domestic Company as required by the Sole-funded Company.

2.2.         Undertakings of current shareholders. Each existing shareholder hereby irrevocably undertakes:

(o)                     Not to supplement, change or modify the Articles of Association of the Domestic Company in any form, increase or decrease its registered capital, or otherwise change its structure of registered capital, without the prior written consent of the Sole-funded Company or its parent company;

(p)                     Not to sell, transfer, mortgage or otherwise dispose of the legal or beneficial interest in the equity of the Domestic Company held by the existing shareholders at any time since the date of the Agreement, or allow to set any other security interest in them, without the prior written consent of the Sole-funded Company or its parent company, excluding the pledge set in the equity of the Domestic Company held by the existing shareholders in accordance with the Equity Pledge Agreement (“Equity Pledge Agreement”) signed by parties on the date of the Agreement;

(q)                     Not to sell, transfer, mortgage or otherwise dispose of the ownership or beneficial interest in the equity at any time since the date of the Agreement, or allow to set any other security interest in it, without the prior written consent of the Sole-funded Company or its parent company, excluding any pledge on the equity of the Domestic Company in accordance with the Equity Pledge Agreement;

(r)                        Not to vote for or support or sign any resolution of the shareholders’ meeting of the Domestic Company approving the sale, transfer, mortgage or otherwise disposal of the legal or beneficial interest in any equity or assets, or allow to set any other security interest in them, without the prior written consent of the Sole-funded Company or its parent company, excluding the sale, transfer, mortgage or disposal to the Sole-funded Company or the designee;

(s)                       Not to vote for or support or sign any resolution of the shareholders’ meeting of the Domestic Company approving the merger or combination of the Domestic Company with any other person, or acquisition of any person or investment in any person, or division, change of the registered capital and corporation form of the Domestic Company;

(t)                        Timely notify the Sole-funded Company of any lawsuit, arbitration or administrative proceedings occurred or likely to occur in relation to the equity owned by the existing shareholders;

(u)                     Cause the shareholders’ meeting of the Domestic Company to vote for the transfer of the target equity stipulated herein;

(v)                     Sign all necessary or appropriate documents, actively take all necessary or appropriate actions and/or file all necessary or appropriate complaints or make all necessary and proper defenses against all claims, to maintain the ownership of the target equity;

(w)                   Appoint the personnel designated or recognized by the Sole-funded Company as the director of the Domestic Company as required by the Sole-funded Company;

(x)                     As required by the Sole-funded Company from time to time, unconditionally and immediately transfer its shares to the Sole-funded Company or its designated representative at any time, and waive its preemptive right to the equity transferred by other existing shareholders as above mentioned;

(y)                     Strictly follow the Agreement and other contracts jointly or separately concluded between or among the Sole-funded Company, its parent company, the existing shareholders and the Domestic Company, perform its obligations under such contracts effectively, and not to take any act/omission that may affect the validity and enforceability of such contracts;

(z)                      The existing shareholders irrevocably undertake to bear joint and several liabilities for obligations hereunder.

3.              Statements and warranties of the existing shareholders and the Domestic Company

The existing shareholders and the Domestic Company hereby jointly and individually state and warrant to the Sole-funded Company that, on the date of the Agreement and each equity transfer date:

3.1.         It has the power and capacity to sign and deliver the Agreement, and equity/assets transfer agreements (individually, “Transfer Agreement”) as a party pursuant to the Agreement for each transfer of target equity/assets, and to perform its obligations under the Agreement and any transfer agreement. Upon signing, the Agreement and each transfer agreement to which it’s a party shall constitute a legal, effective and binding obligation to it and be enforceable to it in accordance with the terms;

3.2.         The signing, delivery and performance of the Agreement or relevant equity/assets transfer agreement by the existing shareholders and the Domestic Company shall not:

(a) Conflict with, or violate the following documents or upon receipt of the relevant notice or with time: (i) Its business license, Articles of Association, permits, government approvals for its establishment, agreements relating to its establishment or any other framework documents, (ii) Other laws which are binding on it, (iii) Any contract, agreement and lease to which it is a party or which is binding on it or its assets, or other documents; (b) Cause any mortgage or other encumbrance on its assets, or enable any third party to create any mortgage or encumbrance on its assets, except pledge on the equity of the Domestic Company in accordance with the Equity Pledge Agreement; (c) Terminate or modify any terms of any contract, agreement and lease to which it is a party or which is binding on it or its assets or other documents, or enable any third party to terminate or modify terms of such documents; (d) Result in the suspension, revocation, damage, confiscation or non-renewal upon expiry of any approval, permit and registration from any government department applicable to it;

3.3.         The Domestic Company has good and sellable ownership to all assets. The Domestic Company does not set any security interest to above assets;

3.4.         The Domestic Company has no outstanding debt, except the following: (i) debts incurred in the normal course of business, (ii) debts which have been disclosed to and agreed by the Sole-funded Company in writing, and (iii)         debts which have been disclosed to and agreed by the Sole-funded Company in writing; the existing shareholders legally and effectively own the equity of the Domestic Company held by them. Except any pledge on the equity of the Domestic Company in accordance with the Equity Pledge Agreement; the existing shareholders do not create any encumbrance on the equity of the Domestic Company;

3.5.         The Domestic Company complies with all applicable laws and regulations; and

3.6.         At present, there is no ongoing or pending or possible lawsuit, arbitration or administrative proceedings with respect to the equity, assets or other aspects of the Domestic Company.

The existing shareholders warrant to the Domestic Company that, it has made all proper arrangements and signed all necessary documents to ensure that, in case of death, incapacity, bankruptcy and divorce or other circumstances that may affect the exercise of shareholder rights, its successor, guardian, creditor, spouse or any other person who may obtain the equity or related rights will not affect or obstruct the performance of the Agreement.

The parties warrant that once the Sole-funded Company is permitted by the laws of the PRC to directly hold the equity of the Domestic Company and the Domestic Company may continue to carry out its business legally, the Sole-funded Company is entitled to immediately exercise all exclusive options.

4.              Confidentiality

Prior to and during the term of the Agreement, either party (“disclosing party”) has disclosed or may disclose confidential information (including but not limited to business information, customer information, financial data, contracts, etc.) to the other party (“receiving party”). The receiving party must keep the confidential information confidential, and shall not use it for other purposes not clearly stipulated herein, except under the following conditions: (a) the receiving party has already mastered the information, with evidence in the form of written records made prior to the disclosure by the disclosing party; (b) the information becomes public knowledge currently or in the future otherwise than through the receiving party’s breach of the Agreement; (c) the information is obtained by the receiving party from a third party having no obligation of confidentiality with respect to such confidential information; and (d) the information is disclosed by either party as required by relevant laws, rules or regulatory agencies, or be disclosed to its legal or financial advisers by either party for normal operation. If the employee or agency of either party discloses the confidentiality, it is deemed as disclosure of confidentiality of the party, and the party shall bear the responsibility for breach of contract in accordance with the Agreement. Regardless of the reason the Agreement is terminated in, this clause still remains valid.

5.              Effectiveness and period of validity

The Agreement becomes valid on the date when it is signed by the parties.

The term of the Agreement is 10 years, which can be extended indefinitely, unless otherwise clearly terminated by the Sole-funded Company. Notwithstanding the foregoing, the Sole-funded Company is always entitled to dissolve the Agreement through notice to the existing shareholders and Domestic Company in writing with 30 days in advance, without taking the liability for breach of contract in respect of its unilateral dissolution of the Agreement.

6.              Termination

6.1.         Termination at expiry. Unless extended according to relevant clauses of the Agreement, the Agreement is terminated at expiry.

6.2.         Termination in advance. During the term of the Agreement, the existing shareholders and the Domestic Company shall not terminate the Agreement in advance, unless under the condition of gross negligence, fraud, other illegal acts or bankruptcy or dissolution or termination according to laws of the Sole-funded Company; The Agreement shall be terminated automatically if the Sole-funded Company is bankrupt or dissolved legally before the expiry of the Agreement. Notwithstanding the foregoing, the Sole-funded Company is always entitled to terminate the Agreement through sending written notice to the other party 30 days in advance at any time.

6.3.         Clauses after termination. Any obligations incurred or due under the Agreement prior to termination at expiry or in advance of the Agreement shall survive. After the Agreement is terminated, the rights and obligations of the parties under Article 4, Article 11.5 and Article 11.8 will remain valid.

7.              Liability for breach of contract and compensation

7.1.         Liability for breach of contract. The parties agree and confirm that, if either party (“default party”) materially breaches any covenant made hereunder, or materially fails or delays in performing any obligations hereunder, it shall constitute a default hereunder (“default”); either non-defaulting party (“observant party”) is entitled to require the default party to rectify or take remedial measures within a reasonable time. If the default party fails to rectify or take remedial measures within a reasonable time or ten (10) days upon receipt of the written notice from the other party making a request for rectification, the observant party is entitled to claim damages from the default party.

7.2.         Compensation. The existing shareholders and the Domestic Company shall compensate the Sole-funded Company for any loss, damage, obligation and/or expense due to any lawsuit, claim or other requests against the Sole-funded Company arising or resulting from the execution of the Agreement, and shall and hold the Sole-funded Company harmless from and against any damage and loss caused by the behaviors of the shareholders or the Domestic Company or any request from any third party due to the behaviors of the existing shareholders and the Domestic Company.

8.              Governing laws and dispute resolution

8.1.         Governing laws. The conclusion, validity, interpretation and performance of the Agreement as well as resolution of disputes arising therefrom shall be governed by laws of the PRC.

8.2.         Dispute resolution. Any dispute generated by interpretation and performance of the Agreement is solved by the parties firstly through friendly negotiation. If it cannot be solved within thirty (30) days after one party receives the written notice on negotiated settlement from the other party, either party can submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force. The arbitration place is Beijing. The arbitration award is final and has binding effect on the parties.

8.3.         During the arbitration, except the dispute matters or obligations submitted for arbitration, the parties shall continue the performance of other obligations under the Agreement. The arbitrator is entitled to make appropriate award based on the actual situation to grant appropriate legal relief to the Sole-funded Company, including restricting the business operation of the Domestic Company, restricting by the existing shareholders, prohibiting or ordering a transfer or disposal of the equity or assets of the Domestic Company held by the existing shareholders, and requiring the existing shareholders to conduct the liquidation of the Domestic Company.

8.4.         At the request of the disputing party, a competent court is entitled to grant provisional relief, such as award or order to detain or freeze the properties or equity of the default party. After the arbitration award takes effect, either party is entitled to apply to a court with jurisdiction for the enforcement of the award. In addition to courts in China Mainland, courts in Hong Kong and the Cayman Islands shall also have the jurisdiction for the above purposes.

9.              Change in law

9.1.         After the effectiveness of the Agreement, in case of any modification to any national or local laws, rules, regulations or other normative documents by any national or local legislative or administrative agencies, including any amendment, supplement or abolishment, interpretation or enactment of implementation measures or rules (collectively, “amendment”), or enactment of new laws, rules, regulations or other normative documents (collectively, “new regulations”), the following shall be applicable:

9.2.         If the amendment or new regulations is more favorable to any party (the other party is not seriously and adversely affected by it) than laws, rules, regulations or other normative documents in force on the effectiveness date of the Agreement, the parties shall apply to relevant agencies (if required) for the benefit from the amendment or new regulations. The parties shall make best efforts to facilitate the approval of the application.

9.3.         If the amendment or new regulations has direct or indirect serious adverse effects on the economic interests of the Sole-funded Company hereunder, and the parties fail to solve it in accordance with the Agreement, upon receiving the notice from the Sole-funded Company, the parties shall make all necessary modifications to the Agreement through negotiation to maintain the economic interests of the Sole-funded Company hereunder to the greatest extent.

10.       Force majeure

10.1.           “Force majeure event” refers to any event which is out of the reasonable control of one party and is unavoidable with the reasonable care of the affected party, including but not limited to: government actions, forces of nature, fire, explosion, geographical changes, storms, floods, earthquakes, tides, lightning or wars. However, any shortage of credit, fund or financing shall not be regarded as an event which is out of the reasonable control of one party. If the performance of the Agreement is delayed or obstructed due to any force majeure event, the affected party shall not be liable to the other party hereunder with respect to the delayed or obstructed part. If the affected party seeks to be exempted from its duties under the Agreement or any terms hereof, it shall promptly notify the other party the exemption and all steps necessary for completing the performance.

10.2.           The affected party shall be exempted from any liability hereunder arising therefrom. The party seeking an exemption can be exempted from the liability, provided that the affected party has taken all reasonable and practicable efforts to perform the Agreement. And the exemption is only limited to the performance delayed or obstructed. Once the reason for exemption from liability is corrected and remedied, the parties agree to take their best efforts to resume the performance hereunder.

11.       Others

11.1.           Notice. Unless the change of the following address is notified in writing, the notice hereunder shall be served to the following address by hand, fax or registered post. If sent by registered post, the service of the notice shall be deemed to be effected on the date recorded in the return receipt; if sent by hand or fax, the service of the notice shall be deemed to be effected on the date of proper sending. If the notice is sent by fax, the original shall be served to the following address by registered mail or by hand as soon as it is sent:

Sole-funded Company: Shanghai Lightinthebox Information Technology Co., Ltd.

Address: Floor 5, Building 2, Yaxin Science & Tech Park, No.399, Shengxia Road, Pudong New Area, Shanghai

Tel./Fax:

Addressee: Fu Qianneng

Domestic Company: Chongqing Rui Zhihe E-commerce Co., Ltd.

Address: Floor 5, Building 2, Yaxin Science & Tech Park, No.399, Shengxia Road, Pudong New Area, Shanghai

Tel./Fax:

Addressee: Fu Qianneng

11.2.           Further warranty. The parties agree to rapidly sign the documents reasonably required for or beneficial to the execution of all provisions and purposes of the Agreement, and take all further actions reasonably required for or beneficial to the execution of all provisions and purposes of the Agreement.

11.3.           Entire contract. Except further written amendments, supplements or modifications after the date of the Agreement, the Agreement shall constitute the entire contract between the parties regarding the subject matter hereof and shall supersede all previous negotiations, statements and contracts between the parties regarding the subject matter hereof, whether oral or written.

11.4.           Headings. The headings used herein are for convenience only and are not used to interpret, state or otherwise affect the meaning of the provisions hereof.

11.5.           Taxes and dues. Each party shall be liable for any and all transfer and registration taxes, costs and expenses incurred or levied in connection with the preparation and execution of the Agreement and each transfer contract and the consummation of the transactions contemplated by the Agreement and each transfer contract.

11.6.           Transfer of the Agreement. During the term of the Agreement, no party shall transfer part of or all of its rights and/or obligations hereunder to any third party without the prior written consent of the other party, except transfer by the Sole-funded Company to its affiliates.

11.7.           Severability of the Agreement. If one or several provisions of the Agreement are judged as invalid, illegal or unenforceable in any aspect according to any law or regulation, the validity, legality and enforceability of the remaining provisions of the Agreement shall not be affected or impaired in any aspect. The parties shall make effort to replace the invalid, illegal or unenforceable provisions with valid provisions through sincere consultation. The economic effect generated by such valid provisions shall be similar with that generated by invalid, illegal and unenforceable provisions to the greatest extent.

11.8.           Waiver. The waiver of any terms and conditions hereunder by either party can only be effective in written form upon the signature of the parties. The waiver by either party due to the breach of the other party under some circumstances shall not be deemed as its waiver of similar breaches of contract of the other party under other circumstances. Either party’s failure to exercise or delay in exercising any right hereunder shall not constitute its waiver thereof, and any exercise or partial exercise of any right shall not preclude the exercise of such right again in the future.

11.9.           Modification and supplement of the Agreement. The parties shall make modifications and supplements to the Agreement in written agreement. The modification agreements and supplementary agreements to the Agreement which are properly signed by the parties are part of the Agreement, with the same legal force.

11.10.    Succession and assignment of the Agreement. The Agreement shall be binding on the successors and permitted assignees of the parties.

11.11.    Language. The Agreement shall be made in multiple copies in Chinese.

11.12.    Agreement text. The Agreement shall be in Chinese and be in sextuplicate, with each party holding one.

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For the above purpose, the parties have signed the Agreement on the date first shown above.

Shanghai Lightinthebox Information Technology Co., Ltd. (Sealed)

/s/ Fu Qianneng
Fu Qianneng

Position: Legal representative

The existing shareholder: Fu Qianneng

/s/ Fu Qianneng

The existing shareholder: Zhu Jing

/s/ Zhu Jing

Domestic Company: Chongqing Rui Zhihe E-commerce Co., Ltd.

/s/ Fu Qianneng
Fu Qianneng

Position: Legal representative

Signature page of the Exclusive Option Agreement

Annex I

Equity Purchase Notice

To Fu Qianneng, Zhu Jing

The Exclusive Option Agreement was concluded on September 25th, 2020 by and between Fu Qianneng, Zhu Jing and the Company. Terms used herein shall have the same meaning as those defined in the Agreement.

The Company has decided to exercise the exclusive equity option set forth in the Exclusive Option Agreement, and hereby requests the Company/ [        ] [name of the company/person] designated by the Company to purchase 95% and 5% of the earnings on equity of Chongqing Rui Zhihe E-commerce Co., Ltd. held by Fu Qianneng and Zhu Jing, respectively. Fu Qianneng and Zhu Jing shall complete the closing of the purchased equity in accordance with the Exclusive Option Agreement within fifteen workdays upon receipt of the notice.

Shanghai Lightinthebox Information Technology Co., Ltd. (Sealed)

Date: [MM/DD/YY]

Annex II

Assets Purchase Notice

To Chongqing Rui Zhihe E-commerce Co., Ltd.

The Exclusive Option Agreement was concluded on September 25th, 2020 by and between Fu Qianneng, Zhu Jing and the Company. Terms used herein shall have the same meaning as those defined in the Agreement.

The Company has determined to exercise the exclusive equity option set forth in the Exclusive Option Agreement, and hereby requests the Company/ [          ] [name of the company/person] as the designee designated by the Company to purchase all assets (“assets to be assigned”) of your Company as listed in the list attached. Your Company shall transfer all assets to be assigned to the Company/[name of the designated company/person] in accordance with the Exclusive Option Agreement upon receipt of the notice.

Shanghai Lightinthebox Information Technology Co., Ltd. (Sealed)

Date: [MM/DD/YY]

Annex III

Equity Transfer Agreement

The Equity Transfer Agreement (“the Agreement”) was concluded by the following parties on [MM/DD/YY]:

Transferor: Fu Qianneng

ID No.: (                              )

Address:

Transferor: Zhu Jing

ID No.: (                              )

Address:

Assignee: [Shanghai Lightinthebox Information Technology Co., Ltd. or its designated assignee]

Registration No.:

Address:

The parties agreed as follows:

1.                                      Fu Qianneng and Zhu Jing agree to sell, in the minimum price allowed by laws of the PRC, and the assignee agrees to purchase 95% and 5% equity (hereinafter referred to as “purchased equity”) of Chongqing Rui Zhihe E-commerce Co., Ltd. held by Fu Qianneng and Zhu Jing respectively, under the same conditions.

2.                                      After the transfer of above purchased equity, the transferors shall not enjoy any right in the purchased equity and the assignee shall enjoy all rights of the transferors in the purchased equity.

3.                                      The effectiveness, interpretation, performance and dispute resolution of the Agreement shall be governed by laws of the PRC. Matters not covered herein and all disputes arising from the execution and performance of the Agreement shall be solved by the parties in accordance with the provisions of the Exclusive Option Agreement or through friendly negotiation. If the negotiation fails within 30 days after the raising of the dispute, each party is entitled to file the dispute to [China International Economic and Trade Arbitration Commission] for arbitration in accordance with its arbitration rules in force. The arbitration shall be conducted by three arbitrators in [Beijing] The arbitration party and the respondent shall each designate an arbitrator, and the third arbitrator shall be designated by China International Economic and Trade Arbitration Commission. If the number of the arbitration party or the respondent exceed two persons (natural person or legal person), they shall designate an arbitrator upon consensus through negotiation. The arbitration award is final and has binding effect on the parties. During the arbitration, except the dispute matters or obligations submitted for arbitration, the parties shall continue the performance of other obligations under the Agreement. The arbitrators is entitled to make appropriate award based on the actual situation to grant appropriate legal relief to the assignee, including restricting the business operation of Chongqing Rui Zhihe E-commerce Co., Ltd., restricting and prohibiting the transfer or disposal of the equity or assets of Chongqing Rui Zhihe E-commerce Co., Ltd. held by the transferor, and requiring the transferors to liquid Chongqing Rui Zhihe E-commerce Co., Ltd.

4.                                      At the request of the assignee, a competent court is entitled to grant provisional relief, such as award or order to detain or freeze the properties or equity of the default party. After the arbitration award takes effect, either party is entitled to apply for enforcement to a court with jurisdiction. In addition to courts in China Mainland, courts in China Hong Kong and the Cayman Islands shall also have the jurisdiction for the above purposes.

5.                                      The Agreement shall become effective from date when the parties sign it.

Transferor:

/s/ Fu Qianneng
Fu Qianneng

/s/ Zhu Jing
Zhu Jing

Assignee:

[Shanghai Lightinthebox Information Technology Co., Ltd. or its designated assignee]

Signature of legal representative or authorized representative:

Annex IV

Irrevocable Power of Attorney (I)

I hereby issue the Power of Attorney in accordance with the Exclusive Option Agreement concluded by and between me, Shanghai Lightinthebox Information Technology Co., Ltd. and Chongqing Rui Zhihe E-commerce Co., Ltd. on September 25th, 2020.

I hereby irrevocably entrust and authorize [            ] (hereinafter referred to as “agency”) to act as my general agency for: (1) preparing and signing the Equity Transfer Agreement (as defined in the Exclusive Option Agreement); (2) preparing and signing all other necessary documents in connection with the transfer of the purchased equity (as defined in the Exclusive Option Agreement); (3) handling the approval, registration and other legal formalities in connection with the transfer of the purchased equity.

I hereby agree and recognize that the agency has the full authority to exercise the right to the extent of above authorization in such manner as the agent thinks fit, and I undertake to bear the duties or obligations arising from the exercise of such rights by the agency.

The Power of Attorney comes into effect with my signature and remains valid during the term of the Exclusive Option Agreement.

Hereby entrust.

/s/ Fu Qianneng
Fu Qianneng

Date: [MM/DD/YY]

Annex IV

Irrevocable Power of Attorney (II)

I hereby issue the Power of Attorney in accordance with the Exclusive Option Agreement concluded by and between me, Shanghai Lightinthebox Information Technology Co., Ltd. and Chongqing Rui Zhihe E-commerce Co., Ltd. on September 25th, 2020.

I hereby irrevocably entrust and authorize [              ] (hereinafter referred to as “agency”) to act as my general agency for: (1) preparing and signing the Equity Transfer Agreement (as defined in the Exclusive Option Agreement); (2) preparing and signing all other necessary documents in connection with the transfer of the purchased equity (as defined in the Exclusive Option Agreement); (3) handling the approval, registration and other legal formalities in connection with the transfer of the purchased equity.

I hereby agree and recognize that the agency has the full authority to exercise the right to the extent of above authorization in such manner as the agent thinks fit, and I undertake to bear the duties or obligations arising from the exercise of such rights by the agent.

The Power of Attorney comes into effect with my signature and remains valid during the term of the Exclusive Option Agreement.

Hereby entrust.

/s/ Zhu Jing
Zhu Jing

Date: [MM/DD/YY]